SECOND AMENDMENT TO THE
                  MORRISON FRESH COOKING, INC.
                   DEFERRED COMPENSATION PLAN

      THIS SECOND AMENDMENT is made as of this 28th day of February, 1997, by MORRISON FRESH COOKING, INC. (the "Primary
Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

                      W I T N E S S E T H:

      WHEREAS,  the Primary Sponsor maintains the Morrison  Fresh
Cooking, Inc. Deferred Compensation Plan (the "Plan"), which was established by indenture dated March 7, 1996; and

      WHEREAS, the Primary Sponsor desires to amend the  Plan  to
clarify   the  scope  of  potential  rates  of  return  available
thereunder;

      NOW, THEREFORE, the Plan is hereby amended, effective as of March 7, 1996, by deleting Section 1.9 in its entirety and by substituting therefor the following:

           "1.9 `Company Stock Rate of Return' means a designated rate of return that corresponds, in whole or in part, to changes in the value of securities of the Primary Sponsor, any Affiliate, Ruby Tuesday, Inc. or Morrison Health Care, Inc."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

      IN  WITNESS  WHEREOF, the Primary Sponsor has  caused  this
Second Amendment to be executed as of the day and year first above written.

                              MORRISON FRESH COOKING, INC.



                              By:  /s/ Craig Nelson
                                     Craig Nelson
                              Title: Senior Vice President - Finance


ATTEST:



/s/ Mitchell S. Block
 Mitchell S. Block
Title:  Secretary

     [CORPORATE SEAL]